Exhibit 10.3

EXECUTION VERSION

COLLATERAL AGREEMENT

DATED AS OF AUGUST 31, 2016

AMONG

EGALET CORPORATION,
as Issuer,

EGALET US INC.,

EGALET LIMITED,

THE SUBSIDIARY PARTIES FROM TIME TO TIME PARTY HERETO

U.S. BANK NATIONAL ASSOCIATION,
 as Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

i

ii

EXHIBIT A	Grantors’ Information and Collateral Locations
EXHIBIT B	Proprietary Rights
EXHIBIT C	Commercial Tort Claims
EXHIBIT D	List of Investment Property
EXHIBIT E	Filing Offices
EXHIBIT F	Form of Amendment
EXHIBIT G	Form of Perfection Certificate
EXHIBIT H	Form of Supplement
EXHIBIT I	Leased Property
EXHIBIT J	Bank Accounts and Related Items
EXHIBIT K	Trade Names

iii

COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, this “Agreement”) is entered into as of August 31, 2016, by and among EGALET CORPORATION, a Delaware corporation with an address at 600 Lee Road, Suite 100, Wayne, Pennsylvania 19087 (the “Issuer”), EGALET US INC., a Delaware corporation (“Egalet US”), EGALET LIMITED, a private limited company formed under the law of England and Wales (“Egalet UK”), the other SUBSIDIARY PARTIES (as defined below) from time to time party hereto, U.S. BANK NATIONAL ASSOCIATION, in its capacity as Trustee (and its successors under the Indenture (as defined below), in such capacity, the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (as defined below) (and its successors under the Indenture, in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

WHEREAS pursuant to the terms, conditions and provisions of (a) the Indenture dated as of the date hereof (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors (as defined therein) from time to time party thereto and the Trustee, (b) each Purchase Agreement dated August 31, 2016 (collectively, the “Purchase Agreement”), among the Issuer, the Subsidiary Guarantors (as defined therein) party thereto and each purchaser party thereto (collectively, the “Purchasers”), the Issuer is issuing the Securities (as defined below), which may be guaranteed on a senior secured basis by each of the Subsidiary Parties;

WHEREAS the initial aggregate principal amount of the Securities will be $40,000,000;

WHEREAS additional Securities in an aggregate principal amount not to exceed $40,000,000 may be issued pursuant to the terms of the Indenture and subject to the conditions in the Purchase Agreement;

WHEREAS the Indenture permits the Issuer and the Subsidiary Parties to grant a lien and security interest in the Intercreditor Collateral (as defined below) to one or more ABL Collateral Agents (as defined below) and holders of First Priority Lien Obligations (as defined below);

WHEREAS the Issuer, the Subsidiary Parties, the Collateral Agent, the Co-Collateral Agent (if applicable), the Trustee and the other parties party thereto may enter into one or more Intercreditor Agreements (as defined below), which will govern the liens upon and security interests in the Collateral granted by this Agreement and the First Priority Lien Obligations;

WHEREAS each Grantor (as defined below) is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and, pursuant to the terms of the Purchase Agreement, to induce the Purchasers to purchase the Securities; and

WHEREAS each Grantor has duly authorized the execution, delivery and performance by it of this Agreement.

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture and the Purchasers to purchase the Securities, the Issuer, Egalet US, Egalet UK, each other Subsidiary Party that becomes bound hereby and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Terms Defined in the Indenture.  All capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Indenture.

Section 1.2                                    Terms Defined in UCC.  Terms defined in the UCC that are not otherwise defined in this Agreement are used herein as defined in the UCC.

Section 1.3                                    Definitions of Certain Terms Used Herein.  As used in this Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms have the following meanings:

“ABL Agreement” means any revolving credit, line of credit or similar agreement, debt facility, commercial paper facility, debt securities, indenture or other form of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or other instruments or agreements evidencing Secured Bank Indebtedness (as such term is defined in the Indenture), in each case, with the same or different borrowers, lenders, noteholders or other creditors or agents, as amended, extended, renewed, restated, supplemented, waived, replaced (whether or not upon termination), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“ABL Collateral Agent” means, with respect to ABL Obligations under any ABL Document, one of the following:  (a) the applicable collateral agent (or similar agent party) in its capacity as collateral agent (or similar agent) under such ABL Document, (b) the ABL Lender if acting as sole lender thereunder, or (c) any Person or Persons acting in an administrative agent capacity thereunder, and in each case its or their successors and assigns in such capacity.

“ABL Documents” means, with respect to any ABL Obligations, any ABL Agreement, any ABL Security Documents and any “Loan Documents” (or similar term) as such term is defined in the ABL Agreement and each of the other agreements, documents and instruments providing for or evidencing such ABL Obligations, and any other document or instrument executed or delivered at any time in connection with such ABL Obligations, including any intercreditor or joinder agreement among holders of such ABL Obligations, in each case, as amended, extended, renewed, restated, supplemented, waived, replaced (whether or not upon termination), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“ABL Lenders” means, with respect to ABL Obligations under any ABL Document, the lenders or noteholders (or similar creditors) under such ABL Document.

“ABL Liens” means, with respect to ABL Obligations under any ABL Document, Liens on the ABL Collateral created under the related ABL Security Document to secure such ABL Obligations.

“ABL Obligations” means all “Secured Obligations” as such term is defined in any applicable ABL Document (or, if “Secured Obligations” is not defined therein, then all the liabilities and obligations under all ABL Documents secured, in whole or in part, pursuant to the related ABL Security Documents), including, without limitation, any hedging obligations and cash management obligations and whether for principal, interest (including interest which, but for the filing of a petition in any Bankruptcy Proceeding with respect to any Grantor, would have accrued on any ABL Obligation, whether or not a claim is allowed against such Grantor for such interest in such proceeding), premium, fees, expenses, indemnification, performance or otherwise.

“ABL Secured Parties” means, with respect to ABL Obligations under any ABL Document, at any time, the applicable ABL Collateral Agent, the applicable Administrative Agent, each applicable ABL Lender and each other holder of, or obligee in respect of, any such ABL Obligations outstanding at such time, in each case, including the successors and assigns of each of the foregoing.

“ABL Security Documents” means, with respect to ABL Obligations under any ABL Document, any related ABL Document (insofar as the same grants a Lien on any assets or properties of any Grantor or any of its Subsidiaries to secure any such ABL Obligations) and any other documents now existing or entered into after the date hereof that grant a Lien on any assets or properties of any Grantor or any of its Subsidiaries to secure any such ABL Obligations, as amended, extended, renewed, restated, supplemented, waived, replaced (whether or not upon termination), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Account” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising “accounts”, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means, with respect to any such Person, all of the foregoing.

“Account Control Agreement” means each of (i) the Danish Account Pledge; (ii) (x) the Egalet Corp DACA, (y) the Egalet Corp SACA and (z) the Egalet US DACA (in each case of (x), (y) and (z) upon entry into such account control agreement by the parties thereto); and (iii) any other account control agreement, account pledge, charge over accounts or similar agreement, which is in form and substance reasonably satisfactory to the Collateral Agent (it being agreed that any agreement that shall require the Collateral Agent to indemnify any institution in its individual capacity shall not be reasonably acceptable to the Collateral Agent) and to counsel to the Purchasers.

“Account Debtor” means each Person obligated on an Account, Chattel Paper or General Intangible.

“Administrative Agent” means, with respect to ABL Obligations under any ABL Document, one of the following:  (a) the applicable administrative agent (or similar agent party) in its capacity as administrative agent (or similar agent) under such ABL Documents, (b) the ABL Lender if acting as sole lender thereunder, or (c) any Person or Persons acting in an administrative agent capacity thereunder, and, in each case, its or their successors and assigns in such capacity.

“Bankruptcy Proceeding” means, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law or regulation relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person and, in any event, shall include, all Electronic Chattel Paper and Tangible Chattel Paper.

“Co-Collateral Agent” means a financial institution appointed by the Collateral Agent in accordance with Sections 7.6(a) and 7.7 hereto to act as co-collateral agent for the Secured Parties.

“Collateral” has the meaning specified in Article II.

“Collateral Agent’s Liens” means the Liens in the Collateral granted to the Collateral Agent (or any Co-Collateral Agent), for the benefit of the Secured Parties, pursuant to this Agreement and the other Indenture Documents.

“Commercial Tort Claims” means, with respect to a Person, all of such Person’s now owned or hereafter acquired “commercial tort claims”, as defined by the UCC, identified on Exhibit C and as specifically identified hereafter, and in any event, shall include, any claim now owned or hereafter acquired by any Person, arising in tort with respect to which:  (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Control” has the meaning assigned to such term in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright, Patent, and Trademark Agreements” means each copyright security agreement, patent collateral agreement, and trademark collateral agreement executed (and if necessary, notarized and legalized) and delivered by a Grantor to the Collateral Agent to evidence and perfect the Collateral Agent’s security interest in such Grantor’s present and future copyrights, patents, trademarks, and related licenses and rights for the benefit of the Secured Parties.

“Danish Account Pledge” means the Pledge of Bank Accounts, dated on or about the date hereof, between the Issuer and the Collateral Agent on behalf of the Secured Parties (as defined therein) with respect to the Accounts at Danske Bank A/S (CVR 61126228).

“Dollars” means United States dollars.

“Effective Date” means the date of this Agreement.

“Egalet Corp DACA” means the deposit account control agreement to be entered into among the Issuer, the Collateral Agent and Silicon Valley Bank which is in form and substance reasonably satisfactory to the Collateral Agent and to counsel to the Purchasers.

“Egalet Corp SACA” means the securities account control agreement to be entered into among the Issuer, the Collateral Agent, U.S. Bank, N.A., as account bank, and SVB Asset Management which is in form and substance reasonably satisfactory to the Collateral Agent and to counsel to the Purchasers.

“Egalet US DACA” means the deposit account control agreement to be entered into among Egalet US, the Collateral Agent and Silicon Valley Bank which is in form and substance reasonably satisfactory to the Collateral Agent and to counsel to the Purchasers.

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Equipment” means, with respect to a Person, all of such Person’s now owned and hereafter acquired machinery, “equipment”, as defined by the UCC, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Person and all of such Person’s rights and interests with respect thereto under such leases (including, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect thereto, wherever any of the foregoing is located.

“Filing Office” means, with respect to each Grantor, the office specified on Exhibit E and, if applicable, any other appropriate office of the state where such Grantor is “located” (as such term is used in Article 9-307 of the UCC).

“Financial Assets” means any “financial asset”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“General Intangibles” means, with respect to a Person, all of such Person’s now owned or hereafter acquired “general intangibles”, as defined in the UCC, including payment intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Person from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property, and any letter of credit, guarantee, claim, security interest, or other security held by or granted to such Person.

“Grantors” means the Issuer and the Subsidiary Parties.

“Indenture Documents” means (a) the Indenture and the Securities, (b) each Intercreditor Agreement, (c) each other Security Document, including this Agreement and (d) any other related documents or instruments executed and delivered pursuant to or in connection with the Indenture or any other Indenture Document, in each case, as such agreements may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Intercompany Obligations” means, collectively, all indebtedness, obligations and other amounts at any time owing to any Grantor from any of such Grantor’s Subsidiaries or Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

“Intercreditor Agreement” means any Lien Subordination and Intercreditor Agreement substantially in the form attached as Exhibit D to the Indenture entered into by one or more Grantors, the Collateral Agent and the ABL Collateral Agent (as such agreement may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time).

“Intercreditor Collateral” means ABL Collateral in which the Secured Parties have a Lien.

“Inventory” means, with respect to a Person, all of such Person’s now owned and hereafter acquired “inventory”, as defined in the UCC, goods, and merchandise, wherever located, in each case to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials, and supplies of any kind, nature, or description which are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other property, and all documents of title or other documents representing them.

“Investment Property” means, with respect to a Person, all of such Person’s right, title, and interest in and to any and all “investment property”, as defined in the UCC, including, all (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, (e) commodity accounts and (f) Equity Interests; together with all other units, shares, partnership interests, membership interests, membership rights, equity interests, rights, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

“Investment Property Collateral” means Investment Property other than Excluded Assets of the type described in clauses (v), (vi), (vii) and (viii) of the definition of Excluded Assets.

“Investment Property Issuer” means the issuer of any Investment Property Collateral.

“Majority Holders” means, at any time, the holders of at least a majority of the aggregate principal amount of the Securities then outstanding.

“Noteholder First Lien Collateral” means the Collateral unless and until an Intercreditor Agreement is effective and thereafter has the meaning assigned to such term in the applicable Intercreditor Agreement.

“Obligations” means all obligations of every nature of each Grantor under the Indenture Documents from time to time owed to the Trustee, any Holder of Securities, the Collateral Agent and any other Secured Party, whether for principal, interest (including interest which, but for the filing of a petition in any Bankruptcy Proceeding with respect to such Grantor, would have accrued on any Obligation, whether or not a claim is allowed or allowable against such Grantor for such interest in such proceeding), premium, fees, expenses, indemnification, performance or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit G, completed and supplemented with the schedules and attachments contemplated thereby.

“Proprietary Rights” means, with respect to a Person, all of such Person’s now owned and hereafter arising or acquired new drug applications or abbreviated new drug applications (or equivalent foreign application), including those new drug applications or abbreviated new drug applications (and equivalent foreign applications) that are owned as of the date hereof set forth on Exhibit B, and any licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents and trademarks set forth on Exhibit B, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations in part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

“Related Person” means, with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Secured Parties” means (a) the Collateral Agent (including any Co-Collateral Agents), (b) each Holder of Securities, (c) the Trustee and (d) the successors and permitted assigns of each of the foregoing.

“Subsequent Closing Date” has the meaning given to such term in Section 4.13.

“Subsidiary Parties” means Egalet US, Egalet UK and each Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Effective Date.

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue or perfection of security interests.

“UK Share Charge” means the charge over, inter alia, all of the Capital Stock of Egalet UK granted by the Issuer in favor of the Collateral Agent, dated on or about the date of this Agreement.

Section 1.4                                    Construction; Certain Defined Terms.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such person unless express reference is made to such Subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, Sections and Exhibits of this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II
GRANT OF SECURITY INTEREST

As security for the Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on, such

Grantor’s right, title and interest in and to all of the following property and assets of such Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

(i)                                     all Accounts (including any credit enhancement therefor) and Intercompany Obligations;

(ii)                                  all Chattel Paper;

(iii)                               all Commercial Tort Claims;

(iv)                              all contract rights, leases, letters of credit, letter-of-credit rights, instruments, promissory notes, documents, and documents of title;

(v)                                 all Financial Assets;

(vi)                              all Equipment;

(vii)                           all General Intangibles;

(viii)                        all Investment Property;

(ix)                              all Inventory;

(x)                                 all money, cash, cash equivalents, securities, and other property of any kind of such Grantor;

(xi)                              all of such Grantor’s deposit accounts, securities accounts, commodities accounts, credits, and balances with, and other claims against, any financial institution with which such Grantor maintains deposits;

(xii)                           all of such Grantor’s books, records, and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property, and General Intangibles at any time evidencing or relating to any of the foregoing;

(xiii)                        all supporting obligations in respect of any Collateral;

(xiv)                       all other items, kinds and types of personal property, tangible or intangible, of whatever nature, and regardless of whether the creation or perfection or effect of perfection or non-perfection of a security interest therein is governed by the UCC of any particular jurisdiction or by another applicable treaty, convention, statute, law or regulation of any applicable jurisdiction; and

(xv)                          all accessions to, substitutions for, and replacements, products, and proceeds of any of the foregoing, including, but not limited to, After-Acquired Property, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, and all other property of the Grantors’ in which a Secured Party may at any time be granted a Lien to secure the Obligations, are herein collectively referred to as the “Collateral”; provided, however, that notwithstanding the foregoing, the Collateral shall not include, and the security interest shall not attach to, any and all Excluded Assets; provided, further, however, that if any Grantor grants a security interest in or Lien on any OXAYDO® Excluded Asset to any third-party financing source, such OXAYDO® Excluded Asset shall, for the purposes of this Agreement, no longer be included within the definition of Excluded Assets and shall thenceforth be included within the definition of Collateral in accordance with the Indenture Documents.

For purposes of registering this Agreement with the Registrar of Companies under the law of England and Wales, the Lien on the Collateral granted hereunder shall constitute a “floating charge” and, with respect to the Collateral comprising the Proprietary Rights identified on Exhibit B, a “fixed charge”.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that as of the Effective Date:

Section 3.1                                    Validity and Priority of Security Interest.

(a)                                 This Agreement and the applicable Security Documents are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when the Investment Property Collateral that consists of Equity Interests is delivered to the Collateral Agent (subject to the terms of any Intercreditor Agreement (if any)), the Lien created under this Agreement and the applicable Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Grantors in such Investment Property Collateral (subject to Permitted Liens), in each case prior and superior in right to any other Person, (ii) upon the execution and delivery of each Account Control Agreement by each party thereto, each Account Control Agreement shall be effective to perfect the security interest in the accounts specified therein, and such security interest shall be perfected, and (iii) when financing statements in appropriate form are filed in the Filing Offices, the Lien created under this Agreement and the applicable Security Documents will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Grantors in such Collateral in which a security interest can be perfected by filing a financing statement (subject to Permitted Liens), in each case prior and superior in right to any other Person with respect to such perfection (subject only to a prior ranking lien in respect of (A) the Intercreditor Collateral that secures any First Priority Lien Obligations and (B) the Permitted Liens set forth in clauses (6)(B), (8), (9) and (16) and (as it relates to such clauses) clauses (20) and (30) of the definition thereof).

(b)                                 Upon the recordation of this Agreement or the Copyright, Patent, and Trademark Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, together with the financing statements in appropriate form filed in the Filing Offices and (as to Proprietary Rights related to the SPRIX® Product, the ARYMO

ER™ Product and, to the extent required to be pledged as Collateral, the OXAYDO® Product) in the European Patent Office, the Lien created shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Grantors in the respective Proprietary Rights in which a security interest may be perfected by filing in the United States and its territories and possessions, or in Europe, respectively, in each case prior and superior in right to any other Person with respect to such perfection (other than Permitted Liens of the type described in clauses (8), (9) and (19) and (as it relates to such clauses) clauses (20) and (30) of the definition thereof of the definition thereof).

Section 3.2                                    Location of Collateral.  (a) Exhibit A is a correct and complete list of each Grantor’s jurisdiction of organization, the location of its books and records, the locations of the Collateral (other than Inventory that is in transit, consignments of Inventory not in excess of $1,000,000, rolling stock, and Collateral in the Collateral Agent’s possession or equipment in transit between the locations set forth on Exhibit A and equipment at other locations for purposes of maintenance or repair), and the locations of all of its other places of business; and (b) Exhibit A correctly identifies any of such facilities and locations that are not owned by such Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations.

Section 3.3                                    Exact Names.  The name in which each Grantor has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization.  Except as set forth on Exhibit A or as permitted by the Indenture or this Agreement, since the date of its organization or acquisition as a Subsidiary of the Issuer, no Grantor has been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person.

Section 3.4                                    Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral are and will be correctly stated, in all material respects, at the time furnished, in all records of such Grantor relating thereto.

Section 3.5                                    Documents, Instruments, and Chattel Paper.  (a) All documents, instruments, and Chattel Paper of each Grantor describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine in all material respects, and (b) all goods evidenced by such documents, instruments, and Chattel Paper are and will be owned by such Grantor free and clear of all Liens (subject to Permitted Liens).  If any Grantor retains possession of any Chattel Paper or other instruments, at the Collateral Agent’s request upon an Event of Default, such Chattel Paper or instruments shall be marked with the following legend:  “This writing and the obligations evidenced or served hereby are subject to the security interest of U.S. Bank National Association, as Collateral Agent, for the benefit of Collateral Agent and certain Secured Parties.”

Section 3.6                                    Proprietary Rights.  Exhibit B sets forth a correct and complete list of all of each Grantor’s registered or applied for patents, copyrights and trademarks material to its business, in each case owned by such Grantor in its own name as of August 31, 2016.

Section 3.7                                    Investment Property.

(a)                                 Exhibit D sets forth a correct and complete list of all of the Investment Property Collateral owned by each Grantor.  Each Grantor is the legal and beneficial owner of such Investment Property Collateral, as so reflected, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred, or otherwise disposed of any of its rights or interest therein.  Each Grantor further represents and warrants that (i) to such Grantor’s knowledge, all Investment Property constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Investment Property) duly authorized and validly issued by the Investment Property Issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the Investment Property Issuer thereof or otherwise, or, if such certificates are not Securities as defined in Article 8 of the UCC, such Grantor has filed financing statements in appropriate form to perfect the security interest of the Collateral Agent for the benefit of the Secured Parties therein as a General Intangible, and (iii) to Grantor’s knowledge, all Investment Property that represents Indebtedness owed to any Grantor has been duly authorized, authenticated or issued and delivered by the Investment Property Issuer of such Indebtedness and is the legal, valid and binding obligation of such Investment Property Issuer.

(b)                                 Each Grantor further represents and warrants that, to the knowledge of such Grantor, none of the Investment Property Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Investment Property Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

Section 3.8                                    Commercial Tort Claims.  No Grantor holds any Commercial Tort Claims the recovery from which could reasonably be expected to exceed $500,000, for which such Grantor has filed a complaint in a court of competent jurisdiction, except as indicated on Exhibit C hereto.

Section 3.9                                    Bank Accounts and Related Items.  Exhibit J contains a complete and accurate list of all bank accounts, including deposit accounts, securities accounts and commodity accounts, other than any Excluded Assets, maintained by each Grantor with any bank or other financial institution, broker, securities intermediary, commodity intermediary or other Person.

Section 3.10                             Perfection Certificate.  The Perfection Certificates delivered by the Grantors have been duly prepared, completed and executed and the information set forth therein is correct and complete, in all material respects.

Section 3.11                             Leases.  Exhibit I sets forth a correct and complete list of all leases and subleases of personal property by each Grantor as lessee or sublessee (other than any Excluded Assets, and other than any leases of personal property as to which it is lessee or sublessee for which the value of such personal property is less than $500,000), and all leases and subleases of personal property by each Grantor as lessor or sublessor.

Section 3.12                             Trade Names.  All trade names, business names or corporate names under which any Grantor sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, are listed on Exhibit K.

Section 3.13                             No Financing Statements, Security Agreements.  No financing statement or security agreement describing all or any portion of the Collateral that has not lapsed or been terminated naming a Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party and (b) for financing statements in connection with Permitted Liens.

Section 3.14                             Location for Purposes of the UCC.  The Issuer is “located” (as such term is used in Article 9-307 of the UCC) in the State of Delaware.

ARTICLE IV
COVENANTS

From the date hereof, and thereafter until this Agreement is terminated, each Grantor agrees that:

Section 4.1                                    General.

(a)                                 Collateral Records.  Each Grantor shall maintain at all times reasonably detailed, accurate (in all material respects) and updated books and records pertaining to the Collateral and promptly furnish to the Collateral Agent such information relating to the Collateral as the Collateral Agent shall from time to time reasonably request.

(b)                                 Authorization to File Financing Statements; Ratification.  The Collateral Agent may, and the Grantors hereby authorize the Collateral Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” or words of similar import and which contain any other information required pursuant to Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request.  The Collateral Agent shall inform the applicable Grantor of any such filing either prior to, or reasonably promptly after, such filing.  Each Grantor acknowledges that it is not authorized to file any financing statement covering the Collateral or amendment or termination statement with respect to any financing statement covering the Collateral without the prior written consent of the Collateral Agent and agrees that it will not do so without such consent, subject to (i) the Grantors’ rights under Section 9-509(d)(2) of Article 9 of the UCC and (ii) financing statements that may be filed, in accordance with the Indenture or each Intercreditor Agreement (if any), to perfect or release any ABL Liens or Permitted Liens.

(c)                                  Other Perfection, etc.  Each Grantor shall, at any time and from time to time (i) notify, in form reasonably satisfactory to the Collateral Agent, any warehouseman, bailee, or any of such Grantor’s agents or processors having possession of any Collateral consisting of Inventory or Equipment with a Fair Market Value in excess of $1,000,000 (calculated based on the Grantor’s estimate of the Fair Market Value of the Inventory or

Equipment to be possessed by such warehouseman, bailee, agent or processor over the course of any calendar year on a weighted average basis) of the security interest of the Collateral Agent in such Collateral (with a copy of such notice sent to the Collateral Agent), (ii) use its commercially reasonable efforts to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, from such warehouseman, bailee, agent or processor (other than with respect to any Intercreditor Collateral, unless the ABL Collateral Agent, if any, shall also have obtained such acknowledgement from such warehouseman, bailee, agent or processor) and not having otherwise entered into a subordination agreement for the benefit of the Collateral Agent, stating that the warehouseman, bailee, agent or processor holds such Collateral for the Collateral Agent, subject to each Intercreditor Agreement (if any) and (iii) take such steps as are necessary or as the Collateral Agent may reasonably request (A) for the Collateral Agent to obtain “control” of any Investment Property Collateral, deposit accounts, letter-of-credit rights, or Electronic Chattel Paper (as such terms, to the extent they are undefined herein, are defined by Article 9 of the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral) constituting Noteholder First Lien Collateral in excess of $500,000 (other than Investment Property Collateral constituting Equity Interests of a Subsidiary for which no minimum dollar amount shall apply), excluding any Excluded Assets, with any agreements establishing control to be in form and substance reasonably satisfactory to the Collateral Agent (provided that, for the avoidance of doubt, any such control with respect to any Noteholder First Lien Collateral that becomes Intercreditor Collateral shall be subordinated to the ABL Liens in accordance with the terms of the Intercreditor Agreement at the request of the ABL Collateral Agent during such time as an Intercreditor Agreement is effective) and (B) to otherwise ensure the continued perfection and priority of the Collateral Agent’s security interest in any of the Collateral (to the extent required hereunder) and of the preservation of its rights therein.  The $500,000 threshold described in clause (iii)(A) of the preceding sentence as it relates to any deposit account shall be measured by reference to the closing balance of such deposit account as of each Business Day.

(d)                                 Change of Name, Etc.  Each Grantor agrees to furnish to the Collateral Agent prompt written notice of any change in:  (i) such Grantor’s name; (ii) such Grantor’s state of organization or form of organization, in each case at least fifteen (15) days prior thereto; (iii) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation; or (iv) the acquisition by such Grantor of any material property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent’s security interest therein (to the extent perfection of the security interest in such property is required hereby or by the terms of the Indenture).  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings are promptly made under the Uniform Commercial Code or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected, security interest (subject to the terms of each Intercreditor Agreement (if any) and subject to Permitted Liens) in the Collateral for its benefit and the benefit of the other Secured Parties.

(e)                                  Change in Location of Collateral.  No Grantor shall (i) maintain any Collateral with a Fair Market Value in excess of $1,000,000 (other than Inventory in transit, consignments of Inventory not in excess of $1,000,000), rolling stock, equipment in transit between locations set forth in Exhibit A, equipment at other locations for purposes of maintenance or repair and Collateral in the Collateral Agent’s possession or the possession of any ABL Collateral Agent) at any location other than those locations listed on Exhibit A, (ii) otherwise change or add to any of such locations, or (iii) change the location of its jurisdiction of organization from the location identified in Exhibit A, unless in each case it gives the Collateral Agent prompt written notice thereof but in any event described in clause (iii) not later than 30 days prior thereto, and executes or authorizes the filing of any and all financing statements and other documents that are necessary or that the Collateral Agent reasonably requests in connection therewith.  In the event any Grantor changes or adds any location of Collateral, such Grantor shall prepare and promptly deliver to the Collateral Agent a revised Exhibit A, which shall automatically be adopted as Exhibit A for all purposes.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentences unless all filings are promptly made under the Uniform Commercial Code or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest (subject to the terms of each Intercreditor Agreement (if any) and subject to Permitted Liens) in the Collateral for its benefit and the benefit of the other Secured Parties.

Section 4.2                                    Perfection and Protection of Security Interest.

(a)                                 Perfection and Protection.  Each Grantor shall, at its expense, perform all steps necessary or otherwise reasonably requested by the Collateral Agent (at the direction of the Majority Holders) at any time to perfect, maintain, protect, and enforce the Collateral Agent’s Liens, subject to the terms of each Intercreditor Agreement (if any), including: (i) filing and recording of the Copyright, Patent, and Trademark Agreements, and amendments thereof in the United States Patent and Trademark Office, the United States Copyright Office and the European Patent Office and filing financing statements or continuation statements in the respective Filing Office; (ii) to the extent constituting Noteholder First Lien Collateral, delivering to the Collateral Agent the originals of all instruments, documents, and Chattel Paper (in each case in excess of $250,000), and all other Collateral of which the Collateral Agent is required to have or reasonably requests to have physical possession of in order to perfect and protect the Collateral Agent’s security interest therein, duly pledged, endorsed, or assigned to the Collateral Agent as provided herein; (iii)  deliver to the Collateral Agent a duly executed amendment to this Agreement, in the form of Exhibit F hereto (each, an “Amendment”), pursuant to which such Grantor will pledge any additional Collateral that constitutes Commercial Tort Claims; (iv) upon the occurrence and during the continuation of an Event of Default, delivering to the Collateral Agent (A) warehouse receipts covering any portion of the Noteholder First Lien Collateral located in warehouses and for which warehouse receipts are issued, (B)  warehouse receipts covering any portion of the Intercreditor Collateral (so long as no ABL Liens are outstanding on such Collateral) located in warehouses and for which warehouse receipts are issued and (C) if requested by the Collateral Agent, certificates of title reflecting the Collateral Agent’s Liens covering any portion of the Collateral for which certificates of title have been issued; (v) when an Event of Default exists, transferring Inventory to warehouses or other locations designated by the Collateral Agent; (vi) upon the occurrence and during the continuance of an Event of Default, delivering to the Collateral Agent all letters of credit constituting Collateral on which such Grantor is named beneficiary; and (vii) taking such other steps as are reasonably deemed necessary or desirable by the Collateral Agent (acting at the direction of the Majority Holders) to maintain, protect and enforce the Collateral Agent’s Liens.  To the extent permitted by any

Requirement of Law and each Intercreditor Agreement (if any), the Collateral Agent may file, without any Grantor’s signature, one or more financing statements disclosing the Collateral Agent’s Liens.  Each Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Agreement and agrees that all additional collateral set forth in such Amendments shall be considered to be part of the Collateral.

(b)                                 Collateral in Other’s Possession.  If at any time any Collateral with a Fair Market Value in excess of $1,000,000 (other than Intercreditor Collateral, unless (i) no ABL Liens on such Collateral are outstanding or (ii) the applicable ABL Collateral Agent shall also have obtained such waiver or subordination from such landlord) is located at any operating facility of a Grantor which is not owned by such Grantor, such Grantor shall, upon request, use commercially reasonable efforts to obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against such Collateral.

(c)                                  Confirmatory Instruments.  From time to time, subject to each Intercreditor Agreement (if any), each Grantor shall, upon the Collateral Agent’s request, execute and deliver confirmatory written instruments pledging to the Collateral Agent, for the benefit of the Secured Parties, the Collateral with respect to such Grantor, but the failure to do so shall not affect or limit any security interest or any other rights of the Secured Parties in and to the Collateral with respect to such Grantor.

(d)                                 OXAYDO® Excluded Assets.  In the event that any OXAYDO® Excluded Asset is included in the Collateral, the Issuer will take (or cause the applicable Grantor to take) all steps necessary to perfect the Lien granted to the Collateral Agent in such Collateral, including by making a filing with the United States Patent and Trademark Office, the United States Copyright Office and the European Patent Office, as applicable, and by filing financing statements or continuation statements in the applicable Filing Office.

Section 4.3                                    Electronic Chattel Paper.          If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and (other than if such Electronic Chattel Paper constitutes Intercreditor Collateral for which ABL Liens are outstanding) shall take such action as is necessary to vest in the Collateral Agent Control under UCC Section 9-105 of such Electronic Chattel Paper or control (to the extent the meaning of “control” has not been clearly established under such provisions, “control” in this paragraph (d) to have such meaning as the Collateral Agent shall reasonably specify in writing after consultation with the Issuer) under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of Control or control, as applicable, which may be established to the satisfaction of the Collateral Agent pursuant to the delivery to it by the Grantor of an Officers’

Certificate or an Opinion of Counsel, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control or control, as applicable, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

Section 4.4                                    Maintenance of Property.  Except as otherwise permitted hereunder or pursuant to the Indenture Documents, each Grantor shall maintain all of its property necessary and useful in the conduct of its business, in reasonable operating condition and repair, ordinary wear and tear, casualty, condemnation and obsolescence excepted.

Section 4.5                                    Investment Property.

(a)                                 Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall hold certificated Investment Property Collateral in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, but following the occurrence and during the continuance of an Event of Default shall have the right (in its sole and absolute discretion) to hold such Investment Property Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent).  Each Grantor will promptly give to the Collateral Agent copies of any material notices or other material communications received by it with respect to any Investment Property Collateral registered in the name of such Grantor.  Following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Investment Property Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b)                                 Voting Rights, Distributions, Etc. in Respect of Investment Property Collateral.

(i)                                     Unless an Event of Default exists and subject to each Intercreditor Agreement (if any), (A) each Grantor shall be entitled to exercise any and all voting and other consensual rights (including, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property Collateral or any part thereof; provided, however, that without the prior written consent of the Collateral Agent and the Trustee obtained in accordance with the Indenture, no vote shall be cast or consent, waiver, or ratification given or action taken which would amend, modify, or waive any term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing or providing for the issuance of any such Investment Property Collateral, in any manner that would materially impair such Investment Property Collateral, the transferability thereof, or the Collateral Agent’s Liens therein, and (B) each Grantor shall be entitled to receive and retain any and all dividends, interest paid and other cash distributions in respect of any of such Investment Property Collateral (unless otherwise required by the Indenture).

(ii)                                  During the existence of an Event of Default, subject to each Intercreditor Agreement (if any) and the rights of any applicable ABL Collateral Agent and any ABL Secured Parties thereunder, after delivery of notice to the applicable Grantor, (A) the Collateral Agent may exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Investment Property Collateral and the proceeds thereof (in cash or otherwise) held by the Collateral Agent hereunder, and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Investment Property Collateral as if it were the absolute owner thereof, including, the right to exchange at its discretion any and all of the Investment Property Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any Investment Property Issuer or upon the exercise by any such issuer or the Collateral Agent of any right, privilege, or option pertaining to any of the Investment Property Collateral, and in connection therewith, to deposit and deliver any and all of the Investment Property Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing, (B) all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.5(b)(i) and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist or as the Collateral Agent shall otherwise specify, and all such rights shall, until such Event of Default shall no longer exist or as the Collateral Agent shall otherwise specify, thereupon become vested in the Collateral Agent which shall thereupon have the sole right, but no duty, to exercise such voting and other consensual rights and to receive and hold as Investment Property Collateral such dividends, interest, and other distributions, (C) all dividends, interest, and other distributions which are received by any Grantor contrary to the provisions of this Section 4.5(b)(ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement), and (D) each Grantor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.5(b)(ii) and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 4.5(b)(ii).  The foregoing shall not in any way limit the Collateral Agent’s power and authority granted pursuant to Section 7.4.  After all Events of Default have been cured or waived and the applicable Grantor shall have delivered to the Collateral Agent certificates to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 4.5(b)(i) above and that remain in such account.

(c)                                  The Grantors will cause or permit the Collateral Agent from time to time to cause the appropriate Investment Property Issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Agreement.  The Grantors will take any actions reasonably necessary to cause (a) the Investment Property Issuers of uncertificated securities which are Investment Property Collateral, and (b) any securities intermediary which is the holder of any Investment Property Collateral, to cause the Collateral Agent to have and retain Control over such Investment Property Collateral.

Section 4.6                                    Proprietary Rights.

(a)                                 The Issuer, either directly or through any agent, employee, licensee or designee, shall inform the Collateral Agent on an annual basis of each application for the registration of any material Proprietary Right owned or licensed by the Issuer or any of its Affiliates with the United States Patent and Trademark Office, the United States Copyright Office, the European Patent Office or any similar office or agency filed during the preceding year.

Section 4.7                                    Inventory.  Each Grantor shall keep its Inventory (other than returned or obsolete Inventory) in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.

Section 4.8                                    Commercial Tort Claims.  If any Grantor shall at any time, acquire a Commercial Tort Claim, the recovery from which could reasonably be expected to exceed $500,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Collateral Agent, together with an Amendment as contemplated by Section 4.2(a)(iii), such Grantor shall be deemed thereby to grant to the Collateral Agent a security interest in such Commercial Tort Claim (subject to each Intercreditor Agreement (if any)).

Section 4.9                                    No Interference.  Each Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

Section 4.10                             Insurance.

(a)                                 The Grantors shall maintain with financially sound and reputable insurers insurance that is reasonably consistent with prudent industry practice.

(b)                                 For each of the insurance policies issued as required by this Section 4.10 with respect to Collateral, each Grantor shall cause the Collateral Agent, for the benefit of the Secured Parties, to be named as an additional insured with respect to insurance policies for general liability for bodily injury and a lenders loss payee for insurance policies for property damage.  Certificates of insurance of the policies shall be delivered to the Collateral Agent.

(c)                                  The Issuer shall promptly provide written notice to the Collateral Agent of any loss, damage, or destruction to the Collateral in excess of (A) $2,500,000 if covered by insurance or (B) $1,000,000 if not covered by insurance.  During the existence of an Event of Default, subject to each Intercreditor Agreement (if any) and the rights of any applicable ABL Collateral Agent and any ABL Secured Parties thereunder, the Collateral Agent is hereby authorized to directly collect all insurance proceeds in respect of Collateral and to apply such proceeds in accordance with Section 5.3.

(d)                                 Unless the Grantors provide the Collateral Agent with evidence of the insurance coverage on the Collateral required by this Section 4.10, subject to each Intercreditor Agreement (if any), the Collateral Agent may, upon sixty (60) days’ prior notice, purchase insurance at the applicable Grantor’s expense to protect the Collateral Agent’s Lien on such Collateral owned by the applicable Grantor.  This insurance may, but need not, protect the interests of the Grantors.  The coverage that the Collateral Agent purchases may (but shall not be required to) pay any claim that the Grantors make or any claim that is made against the Grantors in connection with said Collateral.  The Grantors may later cancel any insurance purchased by the Collateral Agent but only after providing the Collateral Agent with evidence that the Grantors have obtained insurance as required by this Agreement.  If the Collateral Agent purchases such insurance, the applicable Grantor will be responsible for the costs of that insurance, including interest and any other reasonable charges the Collateral Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance shall be added to the Obligations.  The costs of the insurance may be more than the cost of insurance that the Grantors may be able to obtain on their own.

Section 4.11                             Condemnation.  Subject to each Intercreditor Agreement (if any) and the rights of any applicable ABL Collateral Agent and any ABL Secured Parties thereunder, each Grantor shall, promptly upon learning of the institution of any proceeding for the condemnation or other taking of any of its property with a Fair Market Value in excess of $1,000,000, notify the Collateral Agent of the pendency of such proceeding.

Section 4.12                             Further Assurances.  The Grantors shall, at their own cost and expense, execute and deliver, or cause to be executed and delivered, to the Collateral Agent and/or the Trustee such documents and agreements, and shall take or cause to be taken such actions, as are necessary or that the Collateral Agent and/or the Trustee may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Indenture Documents.  Upon the acquisition by any Grantor of any After-Acquired Property (but subject to the limitations, if applicable, set forth herein, in the Indenture or in each Intercreditor Agreement (if any)), such Grantor shall execute and deliver such security instruments, financing statements and certificates and Opinions of Counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest or other Lien in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and shall promptly deliver such Officers’ Certificates and Opinions of Counsel as are customary in secured financing transactions in the relevant jurisdiction(s) or as are reasonably requested by the Trustee or the Collateral Agent (subject to customary assumptions, exceptions and qualifications), and thereupon all provisions of this Agreement relating to the Collateral, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.  If any property or assets of the Issuer or any Grantor originally deemed to be an Excluded Asset at any point ceases to be an Excluded Asset pursuant to such defined term, all or the applicable portion of such property and assets shall be deemed to be After-Acquired Property and shall be added to the Notes Collateral in accordance with the Indenture and this Agreement and each Intercreditor Agreement (if any).  Subject to each Intercreditor Agreement (if any), such security interests and Liens will be created under security agreements and other instruments and documents in form reasonably satisfactory to the Collateral Agent, and the Grantors shall deliver or cause to be delivered to the Collateral Agent and the Trustee all such instruments and documents (including legal opinions, Officers’ Certificates, title insurance policies and lien searches) as are necessary or that the Collateral Agent shall reasonably request to evidence compliance with this Section 4.12.  The Grantors shall furnish to the Collateral Agent each year at the time of delivery of the annual report required to be delivered by the Issuer pursuant to Section 4.02(a) of the Indenture, an Officer’s Certificate setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to this Section 4.12.

Section 4.13                             Negative Pledge.  In accordance with Section 4.11 of the Indenture, the Grantors shall not, directly or indirectly, create, Incur or suffer to exist (a) any Lien (except Permitted Liens) on any asset or property of such Grantor securing Indebtedness or (b) any Lien on ABL Collateral securing any First Priority Lien Obligation of such Grantor without effectively providing that the Securities or the applicable Guarantee, as the case may be, shall be granted a junior security interest (subject to Permitted Liens) upon the assets or property constituting the ABL Collateral for such First Priority Lien Obligations; provided, however, that no such junior security interest upon any Lockbox Account constituting ABL Collateral shall be required.

Section 4.14                             Certain Post-Closing Obligations.  As promptly as practical, and in any event no later than 45 days after the Effective Date, (a) the Issuer shall deliver to the Collateral Agent executed copies of the Egalet Corp DACA and Egalet Corp SACA, and (b) Egalet US shall deliver to the Collateral Agent an executed copy of the Egalet US DACA.

ARTICLE V
REMEDIES

Section 5.1                                    Remedies.

(a)                                 If an Event of Default has occurred and is continuing:

(i)                                     the Collateral Agent shall have, for the benefit of the Secured Parties, in addition to all other rights of the Collateral Agent and the Trustee, the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law when a debtor is in default under a security agreement;

(ii)                                  the Collateral Agent may, at any time, take possession of the Collateral and keep it on any Grantor’s premises, at no cost to the Collateral Agent, the Trustee or any other Secured Party or remove any part of it to such other place or places as the Collateral Agent may desire, or any Grantor shall, upon the Collateral Agent’s demand, at such Grantor’s cost, assemble the Collateral and make it available to the Collateral Agent at a place reasonably convenient to the Collateral Agent;

(iii)                               the Collateral Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, and may, if the Collateral Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; provided that in connection with any such sale of Collateral, the Collateral Agent shall use its reasonable commercial efforts to maintain the confidentiality of any proprietary information of the Grantors (consistent with the confidentiality obligations of the Holders of the Securities as required by the Indenture Documents).

(iv)                              the Collateral Agent may give notice of sole control or any other instruction under any Account Control Agreement and take any action provided therein with respect to the applicable Collateral;

(v)                                 the Collateral Agent may, concurrently with or following written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Investment Property Collateral, exchange certificates or instruments representing or evidencing Investment Property Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Investment Property Collateral as though the Collateral Agent was the outright owner thereof.

(b)                                 Without in any way requiring notice to be given in the following manner, each Grantor agrees that any notice by the Collateral Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Grantors if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Grantors’ address specified in or pursuant to Section 8.1.

(c)                                  If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Collateral Agent receives payment, and if the buyer defaults in payment, the Collateral Agent may resell the Collateral without further notice to any Grantor.

(d)                                 In the event the Collateral Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Grantor irrevocably waives:  (i) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (iii) any requirement that the Collateral Agent retain possession and not dispose of any Collateral until after trial or final judgment.

(e)                                  If an Event of Default occurs and is continuing, each Grantor hereby waives all rights to a hearing prior to the exercise by the Collateral Agent of the Collateral Agent’s rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral.

(f)                                   Each Grantor acknowledges and agrees that the Collateral Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.

(g)                                  Each Grantor acknowledges and agrees that the compliance by the Collateral Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements may be required in connection with a disposition of the Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(h)                                 The Collateral Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Collateral Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(i)                                     Until the Collateral Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Collateral Agent shall have the right, but no duty or obligation, to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Collateral Agent.  The Collateral Agent may, if it so elects, but shall have no obligation to, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(j)                                    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Collateral consisting of securities to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, by virtue thereof, be deemed to have been made in a commercially unreasonable manner.  Unless required by a Requirement of Law, the Collateral Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States or under any applicable federal or state securities laws, even if such issuer would agree to do so.  Each Grantor further agrees to do or cause to be done, at its own cost and expense, to the extent that such Grantor may do so under Requirements of

Law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Requirements of Law at the Grantors’ expense.

(k)                                 Any remedy or enforcement action to be taken hereunder by the Collateral Agent with respect to the Collateral shall be at the written direction of the Trustee (acting pursuant to the direction of the Majority Holders pursuant to the Indenture).

(l)                                     Notwithstanding the foregoing, any rights and remedies provided in this Section 5.1 shall be subject to each Intercreditor Agreement (if any).

Section 5.2                                    Grant of Intellectual Property License.  Effective only upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, subject to the terms of each Intercreditor Agreement (if any), each Grantor hereby grants to the Collateral Agent a non-exclusive license or other right to use, without charge, each Grantor’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, to the extent constituting Collateral in completing production of, advertising or selling any Collateral, and, subject to the rights of any licensor or franchisor under such agreements and to the extent not in violation of such agreements, each Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit for such purpose.

Section 5.3                                    Application of Proceeds.  Subject to each Intercreditor Agreement (if any), the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under the Indenture or any other Indenture Document) and the Trustee in connection with such collection, sale, foreclosure or realization or reasonable costs, expenses, claims or liabilities of the Collateral Agent or the Trustee otherwise relating to or arising in connection with this Agreement, the Indenture or any other Indenture Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under the Indenture or any other Indenture Document on behalf of any Grantor, any other reasonable costs or expenses incurred by the Collateral Agent or the Trustee in connection with the exercise of any remedy hereunder or under the Indenture or any other Indenture Document, and any indemnification of the Collateral Agent and the Trustee required by the terms hereunder, under the Indenture or any other Indenture Document;

SECOND, to the Trustee for distribution in accordance with the priorities set forth in Section 6.10 of the Indenture.

Except as otherwise provided herein, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and each Intercreditor Agreement (if any).  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VI
CONCERNING THE COLLATERAL AGENT

Section 6.1                                    Reliance by Collateral Agent; Indemnity Against Liabilities, etc.

(a)                                 Whenever in the performance of its duties under this Agreement or any other Indenture Document, the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Grantors or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an Officer of such Person, including an Officers’ Certificate or an Opinion of Counsel, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.  The Collateral Agent may at any time solicit written confirmatory instructions, including a direction of the Trustee, any Grantor or an order of a court of competent jurisdiction as to any action that it may be requested or required to take or that it may propose to take in the performance of any of its obligations under this Agreement or any other Indenture Document and shall be fully justified in failing or refusing to act hereunder or under any Indenture Document until it shall have received such requisite instruction.

(b)                                 The Collateral Agent shall be fully protected in relying upon any note, writing, affidavit, electronic communication, fax, resolution, statement, certificate, instrument, opinion, report, notice (including any notice of an Event of Default or of the cure or waiver thereof), request, consent, order or other paper or document or oral conversation (including, telephone conversations) which it in good faith believes to be genuine and correct and to have been signed, presented or made by the proper party.  The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notice, certificate or opinion furnished to the Collateral Agent in connection with this Agreement or any other Indenture Document and upon advice and statements of legal counsel (including counsel to the Issuer or any Grantor, independent accountants and other agents consulted by the Collateral Agent).

Section 6.2                                    Exercise of Remedies.  The remedies of the Collateral Agent hereunder and under the other Security Documents shall include, but not be limited to, the disposition of the Collateral by foreclosure or other sale and the exercising of all remedies of a secured lender under the UCC, bankruptcy laws or similar laws of any applicable jurisdiction.

Section 6.3                                    Authorized Investments.  Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision hereof or of any other Security Document or otherwise, shall, to the extent reasonably practicable following receipt by the Collateral Agent from the Issuer of specific written instructions in form and substance reasonably satisfactory to the Collateral Agent delivered to the Collateral Agent at least three (3) Business Days prior to the proposed investment, be invested by the Collateral Agent within a reasonable time in the Cash Equivalents identified in such written instructions.  Any interest earned on such funds shall be disbursed (i) during an Event of Default, in accordance with Section 5.3 and (ii) at all other times, as the Issuer shall direct. To the extent that the interest rate payable with respect to any such account varies over time, the Collateral Agent may use an average interest rate in making the interest allocations among the respective Secured Parties.  In the absence of gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, the Collateral Agent shall not be responsible for any investment losses in respect of any funds invested in accordance with this Section 6.3.  The Collateral Agent shall have no duty or obligation regarding the reinvestment of any such funds in the absence of updated written instructions from the Issuer in form and substance reasonably satisfactory to the Collateral Agent.

Section 6.4                                    Bankruptcy Proceedings.  The following provisions shall apply during any Bankruptcy Proceeding of any Grantor:

(a)                                 The Collateral Agent shall represent all Secured Parties in connection with all matters directly relating to the Collateral, including, any use, sale or lease of Collateral, use of cash collateral, request for relief from the automatic stay and request for adequate protection.

(b)                                 Each Secured Party shall be free to act independently on any issue not affecting the Collateral.  Each Secured Party shall give prior notice to the Collateral Agent of any such action that could materially affect the rights or interests of the Collateral Agent or the other Secured Parties to the extent that such notice is reasonably practicable.  If such prior notice is not given, such Secured Party shall give prompt notice following any action taken hereunder.

(c)                                  Any proceeds of the Collateral received by any Secured Party as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.3.

ARTICLE VII
COLLATERAL AGENT AND TRUSTEE RIGHTS, DUTIES AND
LIABILITIES; ATTORNEY IN FACT; PROXY

Section 7.1                                    The Collateral Agent’s and the Trustee’s Rights, Duties, and Liabilities.

(a)                                 The Grantors assume all responsibility and liability arising from or relating to the use, maintenance, storage, sale, collection, foreclosure, realization on, conveyance or other disposition of or involving the Collateral.  The Obligations shall not be affected by any failure of any Grantor, the Collateral Agent or the Trustee to take any steps to perfect the Collateral Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Obligations.  Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be required to), and at the direction of the Trustee (acting in accordance with the instructions of the

Majority Holders pursuant to the Indenture) shall, subject to each Intercreditor Agreement (if any) and the terms of the Indenture, without notice to or consent from any Grantor sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under the Indenture, any other Indenture Document or any other agreement now or hereafter existing between any Secured Party and any Grantor.

(b)                                 It is expressly agreed by the Grantors that, anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  The Collateral Agent and the Trustee shall not have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or the Trustee of any payment relating to any contract or license pursuant hereto that is applied as required herein.  The Collateral Agent and the Trustee shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 7.2                                    Right to Cure.  The Collateral Agent may, (but shall not be required to) in its reasonable discretion, subject to each Intercreditor Agreement (if any), pay any reasonable amount or do any reasonable act required of any Grantor hereunder or under any other Indenture Document in order to preserve, protect, maintain, or enforce the Obligations, the Collateral or the Collateral Agent’s Liens therein, and which any Grantor fails to timely pay or do, including payment of any judgment against any Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral.  All payments that the Collateral Agent makes under this Section 7.2 and all reasonable out-of-pocket costs and expenses that the Collateral Agent pays or incurs in connection with any action taken by it hereunder shall be promptly reimbursed by such Grantor.  Any payment made or other action taken by the Collateral Agent under this Section 7.2 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

Section 7.3                                    Confidentiality.

(a)                                 The Collateral Agent, in its individual capacity and as Collateral Agent, and the Trustee, in its individual capacity and as Trustee, agree and acknowledge that all information provided to the Collateral Agent or the Trustee by any Grantor may be considered to be proprietary and confidential information (“Confidential Information”).  The Trustee and the Collateral Agent each agrees to take all reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Collateral Agent and the Trustee, as applicable, employs to protect its own confidential information.  Each of the Collateral Agent and the Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Collateral Agent’s and the Trustee’s rights and the performance of its respective obligations under this Agreement, any such information without the prior written consent of such Grantor, as applicable.  Each of the Collateral Agent and the Trustee shall limit access to such information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.3(a).

(b)                                 Each of the Collateral Agent and the Trustee agree that, unless otherwise provided hereunder or under the Indenture, each Grantor does not have any responsibility whatsoever for any reliance on Confidential Information by the Collateral Agent or the Trustee or by any Person to whom such information is disclosed in connection with this Agreement, whether related to the purposes described above or otherwise.  Without limiting the generality of the foregoing, each of the Collateral Agent and the Trustee agrees that the Grantor makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes.  Each of the Collateral Agent and the Trustee further agrees that it shall not acquire any rights against the Grantor or any employee, officer, director, manager, representative or agent of the Grantor (together with the Issuer and any employee, officer, director, manager, representative or agent of the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

(c)                                  In the event the Collateral Agent or the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose Confidential Information only to the extent necessary for such compliance; provided, however, that it shall give the Grantor, reasonable advance written notice of any such court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Grantor full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Grantor, as applicable, in opposing such order and in securing confidential treatment of any Confidential Information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

Section 7.4                                    Power of Attorney.  Each Grantor, as to itself, hereby appoints the Collateral Agent and the Collateral Agent’s designee as such Grantor’s attorney, with power upon the occurrence and during the continuance of an Event of Default: (a) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Collateral Agent’s or any Secured Parties’ possession; (b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by the Collateral Agent and to receive, open, and dispose of all mail addressed to such Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors (but if any such Accounts constitute Intercreditor Collateral, only so long as no ABL Liens are outstanding on such Collateral); (e) to clear Inventory through customs in such Grantor’s name, the Collateral Agent’s name, or the name of the Collateral Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Grantor’s name for such purpose; and (f) to do all things the Collateral Agent reasonably determines are necessary to carry out the security interest provisions of the Indenture and the provisions of this Agreement.  Each Grantor ratifies and approves all acts of such attorney.  Notwithstanding anything in this Agreement or any Indenture Document to the contrary, none of the Trustee, the Collateral Agent, nor their attorneys, employees or Affiliates will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than any such liability arising from any such Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.  Notwithstanding the foregoing, any rights and remedies provided in this Section 7.4 shall be subject to each Intercreditor Agreement (if any).

Section 7.5                                    NATURE OF APPOINTMENT; LIMITATION OF DUTY.  THE APPOINTMENT OF THE COLLATERAL AGENT AS ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.13. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR IN ANY INDENTURE DOCUMENT, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT  TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

Section 7.6                                    Additional Matters Relating to the Collateral Agent.

(a)                                 The Collateral Agent.  U.S. Bank National Association shall initially act as Collateral Agent for the Secured Parties and shall be authorized to appoint co-collateral agents as necessary in its sole discretion.  U.S. Bank National Association, as Collateral Agent, is authorized and directed to (i) enter into the Indenture Documents, (ii) enter into Intercreditor Agreements, (iii) bind the Secured Parties on the terms as set forth in the Indenture Documents and any Intercreditor Agreement and (iv) perform and observe its obligations under the Indenture Documents and each Intercreditor Agreement (if any).

(b)                                 Role of the Collateral Agent.  The rights, duties, liabilities and immunities of the Collateral Agent and its appointment, resignation and replacement hereunder and under the Indenture and the other Indenture Documents shall be governed by this Agreement, Article 11 of the Indenture and the relevant provisions contained in the other Indenture Documents.

Without limiting the foregoing, the rights, privileges, protections and benefits given to the Collateral Agent under the Indenture are extended to, and shall be enforceable by, the Collateral Agent in connection with the execution, delivery and administration of this Agreement and the other Indenture Documents and any action taken or omitted to be taken by the Collateral Agent in connection with its appointment and performance under this Agreement and the other Indenture Documents to which it is a party.

(c)                                  Absence of Fiduciary Relation.  The Collateral Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Agreement, the Indenture and the other Indenture Documents, and no implied agreements, covenants or obligations with respect to any Grantor or any Affiliate of any Grantor, any Secured Party or any other party shall be read into this Agreement against the Collateral Agent.  The Collateral Agent in its capacity as such is not a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to any Grantor or any Related Person of any Grantor.

(d)                                 Exculpatory Provisions.

(i)                                     None of the Collateral Agent, the Trustee or any of their respective officers, directors, employees, agents, attorneys-in-fact or Related Persons shall be responsible or liable in any manner (A) to any Grantor or any of their respective Related Persons for any action taken or omitted to be taken by it under or in connection with this Agreement in compliance herewith, (B) to any Secured Party or any other Person for any recitals, statements, representations, warranties, covenants or agreements contained in this Agreement or in any Indenture Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Indenture Document, (C) to any Secured Party or any other Person for the validity, effectiveness, adequacy, genuineness or enforceability of this Agreement or any Indenture Document, or any Lien purported to be created hereunder or under any Indenture Document, (D) to any Secured Party or any other Person for the validity or sufficiency of the Collateral or the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (E) to any Secured Party or other Person for any failure of any Grantor to perform its obligations hereunder or of the Issuer to perform any of the Obligations.

(ii)                                  Notwithstanding anything to the contrary contained in this Agreement, (A) in no event shall the Trustee or the Collateral Agent be responsible for or have any obligation, duty or liability with respect to the creation, perfection, priority, maintenance, protection or enforcement of any Lien on, security interest in, pledge or other encumbrance involving or relating to the Collateral or any other assets, properties or rights of the Grantors, provided, however that the Collateral Agent acknowledges that with respect to the enforcement of any Liens, its actions will be subject to each Intercreditor Agreement (if any), (B) none of the Trustee or the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens in the Collateral and (C) none of the Trustee or the Collateral Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties or records of any Grantor.  The permissive rights of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty or obligation.  The Collateral Agent may rely conclusively on any Opinions of Counsel rendered to the Collateral Agent under Section 11.02 of the Indenture and otherwise under the Indenture in determining any necessary or desirable actions under this Agreement. Notwithstanding anything to the contrary herein, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  None of the Collateral Agent or the Trustee shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(iii)                               Notwithstanding anything to the contrary contained herein, none of the Collateral Agent, the Trustee or any of their respective officers, directors, employees, agents, attorneys-in-fact, or Related Persons shall be exonerated from any liability arising from its or their own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

(e)                                  Fees and Expenses.  The Grantors agree that they shall, jointly and severally, upon demand pay to the Collateral Agent and any Secured Party the amount of any and all reasonable and documented out-of-pocket fees, costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of their respective counsel, any special consultants reasonably engaged (and, unless an Event of Default exists, engaged only with the consent of the Issuer), and any local counsel who might reasonably be retained by the Collateral Agent or any Secured Party, as the case may be, in connection with the transactions contemplated hereby) that the Collateral Agent or any Secured Party, as the case may be, may incur in connection with (i) any Event of Default, including the sale, lease, license or other disposition of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of their respective rights hereunder, (ii) the exercise of their respective rights under this Agreement or under any Indenture Document, including the custody, preservation, use or operation of, or the sale of,  any of the Collateral, (iii) performance by the Collateral Agent of any obligations of any Grantor that any Grantor has failed or refused to perform with respect to the Collateral, (iv) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, or (v) the execution and delivery and administration of this Agreement, each Intercreditor Agreement and the other Indenture Documents and, any agreement supplemental hereto or thereto, and any instruments of amendment, waiver, further assurance, release or termination, including with respect to the termination and/or release of any or all of the Liens  in the

Collateral provided for in this Agreement and the other Security Documents.  Any amounts payable by any Grantor pursuant to this Section 7.6 shall be payable on demand.

(f)                                   Filing Fees, Taxes, etc.  The Grantors, jointly and severally, shall pay all filing, registration and recording fees or re-filing, re-registration, and re-recording fees, and all federal, state, county, and municipal stamp taxes and other similar taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of this Agreement, the Indenture, each Intercreditor Agreement, the other Indenture Documents, and any agreement supplemental hereto or thereto and any instruments of further assurance or termination.

(g)                                  Security Against Costs.  Except for action expressly provided for herein and in the other Indenture Documents, the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Indenture Document at the request, order or direction of any Secured Party pursuant to the provisions of the Indenture or any Indenture Document, unless such Secured Party shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(h)                                 No Responsibility for Investments.  In no event shall the Collateral Agent or any Secured Party be liable or responsible for any funds or investments of funds held by any Grantor or any Affiliates thereof.

Section 7.7                                    Appointment of Co-Collateral Agent.  In the event that the Collateral Agent appoints a Co-Collateral Agent, or Co-Collateral Agents, in accordance with the provisions of Section 7.6(a) of this Agreement, such Co-Collateral Agent(s) shall enter into a Co-Collateral Agent Appointment Agreement in a form satisfactory to the Collateral Agent and such Co-Collateral Agent, and upon acceptance of the appointment, such Co-Collateral Agent shall be entitled to all of the rights, privileges, limitations on liability and immunities afforded to and subject to all the duties of the Collateral Agent hereunder, and shall be deemed to be a party to this Agreement for all purposes provided in this Section 7.7, in each case, subject to the specific rights and duties vested in the Co-Collateral Agent pursuant to the Co-Collateral Agent Appointment Agreement and related Security Documents.  It is accepted and acknowledged by the parties hereto that any Co-Collateral Agent appointed in accordance with Section 7.6(a) and this Section 7.7 shall be entitled to the payment of its fees and expenses as agreed to by the Issuer, and without limitation of any of the other provisions of this Agreement, shall be deemed to be an indemnified party under Section 8.17 of this Agreement with respect to any liability arising under this Agreement or the other Indenture Documents without need for further act by the Issuer or the Subsidiary Parties.

Section 7.8                                    Instructions under Account Control Agreement.  Each of the Trustee and the Collateral Agent, whichsoever is a party to any Account Control Agreement, agrees not to issue a notice of exclusive control or any other instruction under such Account Control Agreement unless an Event of Default has occurred and is continuing.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1                                    Notice.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)                                 if to the Collateral Agent, to it at

U.S. Bank National Association

Corporate Trust Services

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Alison Nadeau (Egalet Corporation 2016 Indenture)

Facsimile:  (617) 603-6683

(b)                                 if to the Trustee, to it at

U.S. Bank National Association

Corporate Trust Services

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Alison Nadeau (Egalet Corporation 2016 Indenture)

Facsimile:  (617) 603-6683

(c)                                  if to Grantors, at

Egalet Corporation

600 Lee Road, Suite 100

Wayne, Pennsylvania 19807

Attention:  Chief Financial Officer

General Counsel

Facsimile:  (484) 580-6230

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Issuer shall be deemed to be a notice to each Grantor).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.1.  Notwithstanding the foregoing, notices to the Collateral Agent shall only be effective upon actual receipt.

Section 8.2                                    Waiver of Notices.  Unless otherwise expressly provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

Section 8.3                                    Limitation on Collateral Agent’s and Secured Party’s Duty with Respect to the Collateral.  The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon (other than to account for proceeds therefrom) or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, and to the extent permitted by applicable law, each Grantor acknowledges and agrees that it would be commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 8.3 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.3.  Without limitation upon the foregoing, nothing contained in this Section 8.3 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.3.

Section 8.4                                    Compromises and Collection of Collateral.  Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Accounts, that certain of the Accounts may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Account may exceed the amount that reasonably may be expected to be recovered with respect to an Account.  In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time if an Event of Default has occurred and is continuing, (provided that if such Account constitutes Intercreditor Collateral only so long as no ABL Liens are outstanding in on such Collateral), compromise with the obligor on any Account, accept in full payment of any Account such amount as the Collateral Agent in its sole discretion shall determine or abandon any Account, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

Section 8.5                                    Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.2(a), 4.5, 4.6, 4.7, 4.8, 4.10, 4.12, 5.1(j), 7.6, 8.11, 8.17 and 8.18, will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the other Secured Parties to seek and obtain specific performance of other obligations of any Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against such Grantor.

Section 8.6                                    Cumulative Remedies; No Prior Recourse to Collateral.  The enumeration herein of the Collateral Agent’s and the Trustee’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Collateral Agent and the Trustee may have under the UCC, other applicable law or the Indenture Documents.  The Collateral Agent and the Trustee shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order.  The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.  The Collateral Agent and the Trustee may, without limitation, proceed directly against any Person liable therefor to collect the Obligations without any prior recourse to the Collateral.  No failure to exercise and no delay in exercising, on the part of the Collateral Agent or the Trustee, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.7                                    Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 8.8                                    Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time when there is or has been more than one Grantor payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any such payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 8.9                                    Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, no Grantor shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Collateral Agent and the Trustee (other than pursuant to a transaction permitted under the Indenture), and any attempted assignment without such consent shall be null and void.  The rights and benefits of the Collateral Agent and the Trustee hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof in accordance with the terms hereof or of the Indenture.

Section 8.10                             Survival of Representations.  All representations and warranties made by the Grantors in the Indenture Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Indenture Documents and the purchase of the Securities by the Purchasers, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent, the Trustee or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty.  Notwithstanding anything to the contrary set forth herein, the provisions of Section 8.17 and 8.18 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Securities or the termination of this Agreement or any other Indenture Document.

Section 8.11                             Guaranties; Third Party Joinder.  Promptly upon creation or acquisition of any Subsidiary of a Grantor, such Grantor shall, to the extent required pursuant to the terms of the Indenture, cause such new Subsidiary to become a Grantor by executing and delivering to the Collateral Agent such an instrument in the form of Exhibit H hereto and other instruments, certificates, and agreements as the Collateral Agent may reasonably request.  Upon execution and delivery of such instruments, certificates, and agreements, such newly created or acquired Subsidiary shall automatically become a Grantor and thereupon shall have all of the rights, benefits, duties, and obligations of a Grantor under the Indenture Documents.

Section 8.12                             Captions.  The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

Section 8.13                             Termination and Release.  This Agreement and the security interests granted hereby shall terminate in accordance with the Indenture and each Intercreditor Agreement (if any).

Section 8.14                             Entire Agreement.  This Agreement, together with the other Indenture Documents embodies the entire agreement and understanding between each Grantor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Collateral Agent relating to the Collateral.

Section 8.15                             Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

(b)                                 EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.1.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8.16                             Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.17                             Indemnity.  EACH GRANTOR AGREES, JOINTLY AND SEVERALLY, TO DEFEND, INDEMNIFY, AND HOLD THE COLLATERAL AGENT, THE TRUSTEE AND EACH OF THEIR RELATED PERSONS (EACH, AN “INDEMNIFIED

PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE COLLATERAL AGENT OR THE TRUSTEE) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE INDENTURE OR ANY OTHER INDENTURE DOCUMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE INDENTURE, ANY OTHER INDENTURE DOCUMENT, OR THE SECURITIES OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO INCLUDING ANY SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND REIMBURSEMENTS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT THE GRANTORS SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES RESULT PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR ITS RESPECTIVE AFFILIATES, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.  THE AGREEMENTS IN THIS SECTION 8.17 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT.

Section 8.18                             Limitation of Liability.  NO CLAIM MAY BE MADE BY ANY GRANTOR OR OTHER PERSON AGAINST THE COLLATERAL AGENT, THE TRUSTEE, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OR THEIR RESPECTIVE RELATED PERSONS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE INDENTURE OR ANY OTHER INDENTURE DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH GRANTOR HEREBY IRREVOCABLY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON OR BRING IN ANY JUDICIAL, ARBITRAL OR ADMINISTRATIVE FORUM ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. THE AGREEMENTS IN THIS SECTION 8.18 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT.

Section 8.19                             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.  Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 8.20                             Amendments.  Other than as permitted pursuant to each Intercreditor Agreement (if any) or the Indenture, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, the Trustee and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent that may be required in accordance with Section 9.02 of the Indenture.

Section 8.21                             Conflicts with Other Agreements.  (a)  Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of each Intercreditor Agreement (if any) and, to the extent provided therein, the applicable ABL Security Documents (as defined in each applicable Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Agreement and any Intercreditor Agreement, the provisions of the applicable Intercreditor Agreement shall control.

(b)                                 Notwithstanding anything to the contrary herein, in any Indenture Document or any ABL Document (as such term is defined in each Intercreditor Agreement (if any)), the Grantors shall not be required to act or refrain from acting (a) pursuant to any Indenture Document solely with respect to any Intercreditor Collateral in any manner that would cause a default under any ABL Document, or (b) pursuant to any ABL Document solely with respect to any Noteholder First Lien Collateral in any manner that would cause a default under any Indenture Document.  For avoidance of doubt and for the purposes of this paragraph only, the terms Indenture Document and ABL Document do not include any Intercreditor Agreement.

(c)                                  In the event of any conflict or inconsistency between the provisions of this Agreement and the UK Share Charge with respect to the Collateral intended to be pledged under the UK Share Charge, the provisions of the UK Share Charge shall control.

(d)                                 In the event of any conflict or inconsistency between the provisions of this Agreement and the Danish Account Pledge with respect to the Collateral intended to be pledged under the Danish Account Pledge, the provisions of the Danish Account Pledge shall control.

Section 8.22                             Incorporation by Reference.  It is expressly understood and agreed that U.S. Bank National Association is entering into this Agreement solely in its capacity as Collateral Agent and as Trustee as appointed pursuant to the Indenture, and shall be entitled to all of the rights, privileges, immunities and protections under the Indenture as if such rights, privileges, immunities and protections were set forth herein.

Section 8.23                             English Language.  This Agreement and each other Indenture Document has been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this

Agreement or any other Indenture Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EGALET CORPORATION

By:	/s/ Robert S. Radie
	Name:	Robert S. Radie
	Title:	Chief Executive Officer

EGALET US INC.

By:	/s/ Robert S. Radie
	Name:	Robert S. Radie
	Title:	Chief Executive Officer

EGALET LIMITED

By:	/s/ Robert S. Radie
	Name:	Robert S. Radie
	Title:	Chief Executive Officer

Signature page to Collateral Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

Signature page to Collateral Agreement